Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2012

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*[1]
Regional Communications Business
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT EAST-TOKYO CORPORATION	Japan	100.0%
NTT-ME CORPORATION	Japan	100.0%
NTT INFRASTRUCTURE NETWORK CORPORATION	Japan	100.0%
NTT WEST-KANSAI CORPORATION	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT DIRECTORY SERVICES Co.	Japan	100.0%
NTT Quaris Corporation	Japan	100.0%
TelWel East Japan Corporation	Japan	98.1%
NTT Solco Corporation	Japan	96.3%
NTT CARD SOLUTION CORP.	Japan	79.7%
NTT TELECON Co., Ltd.	Japan	86.5%
NTT SOLMARE CORPORATION	Japan	100.0%
NTT WEST ASSET PLANNING CORPORATION	Japan	100.0%
TelWel West Nippon Corporation	Japan	98.1%

Long-Distance and International Communications Business
NTT COMMUNICATIONS CORPORATION	Japan	100.0%
Dimension Data Holdings plc	UK	100.0%
NTT PC Communications Incorporated	Japan	100.0%
NTT Plala Inc.	Japan	95.4%
NTT Resonant Inc.	Japan	88.9%
NTT America, Inc.	USA	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT COM ASIA LIMITED	China	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
Verio Inc.	USA	100.0%
Integralis AG	Germany	80.2%
NTT WORLD ENGINEERING MARINE CORPORATION	Japan	75.0%
NTT WORLDWIDE TELECOMMUNICATIONS CORPORATION	Japan	100.0%
Spectrum Holdings Inc	British Virgin Islands	100.0%
Dimension Data Commerce Centre Ltd	Isle of Man	100.0%
Dimension Data (US) II Inc	USA	100.0%
Dimension Data (US) Inc	USA	100.0%
Dimension Data North America, Inc	USA	100.0%
Datacraft Australia Pty Ltd	Australia	100.0%
NTT Com CHEO CORPORATION	Japan	100.0%
NTT Com Technology Corporation	Japan	100.0%
NTT BizLink, Inc.	Japan	100.0%
NTT Com Solution & Engineering Corporation*[2]	Japan	100.0%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*[1]
Mobile Communications Business
NTT DOCOMO, INC.	Japan	66.7%
DOCOMO Service Inc.	Japan	66.7%
DOCOMO Engineering Inc.	Japan	66.7%
DOCOMO Mobile Inc.	Japan	66.7%
DOCOMO Support Inc.	Japan	66.7%
DOCOMO Systems, Inc.	Japan	66.7%
DOCOMO Technology, Inc.	Japan	66.7%
DOCOMO Business Net Inc.	Japan	66.7%
DOCOMO PACIFIC, INC.	USA	66.7%
net mobile AG	Germany	58.1%
OAK LAWN MARKETING, INC.	Japan	34.0%
D2 Communications Inc.*[3]	Japan	37.0%
DOCOMO.COM, INC.	Japan	66.7%
mmbi, Inc.	Japan	40.3%
Radishbo-ya Co., Ltd.	Japan	49.7%
DOCOMO interTouch Pte. Ltd.	Singapore	66.7%

Data Communications Business
NTT DATA CORPORATION	Japan	54.2%
NTT DATA SYSTEM TECHNOLOGIES INC.	Japan	55.5%
NTT DATA i CORPORATION	Japan	54.2%
NTT DATA INTERNATIONAL L.L.C.	USA	54.2%
NTT DATA FINANCIAL CORE CORPORATION	Japan	54.2%
NTT DATA FORCE CORPORATION	Japan	54.2%
NTT DATA WAVE CORPORATION	Japan	43.4%
Nihon Card Processing Co., Ltd.	Japan	38.8%
NTT DATA FRONTIER CORPORATION	Japan	30.9%
NTT DATA BUSINESS SYSTEMS CORPORATION*[4]	Japan	54.2%
NTT DATA Getronics Corporation	Japan	38.0%
NTT DATA EUROPE GmbH & Co. KG	Germany	54.2%
itelligence AG	Germany	52.1%
NTT DATA CCS CORPORATION	Japan	32.5%
Cirquent GmbH	Germany	40.3%
NTT DATA MSE CORPORATION	Japan	32.5%
JSOL CORPORATION	Japan	27.1%
XNET Corporation	Japan	27.7%
NJK Corporation	Japan	27.9%
NTT DATA International Services, Inc.*[5]	USA	54.2%
NTT DATA, Inc.*[6]	USA	54.2%
Value Team S.p.A.*[7]	Italy	54.2%
JBIS Holdings, Inc.	Japan	39.5%
NTT DATA SMS CORPORATION	Japan	54.2%
NTT DATA CUSTOMER SERVICE CORPORATION	Japan	54.2%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*[1]
Other Businesses
NTT URBAN DEVELOPMENT CORPORATION	Japan	67.3%
UD EUROPE LIMITED	UK	67.3%
NTT FINANCE CORPORATION	Japan	96.4%
NTT FACILITIES, INC.	Japan	100.0%
NTT COMWARE CORPORATION	Japan	100.0%
NTT ADVANCED TECHNOLOGY CORPORATION	Japan	100.0%
NTT Electronics Corporation	Japan	95.8%
NTT Software Corporation	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
InfoCom Research, Inc.	Japan	97.0%
NTT Human Solutions Corporation	Japan	100.0%
NTT LEARNING SYSTEMS CORPORATION	Japan	98.4%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
NTT LOGISCO Inc.	Japan	100.0%
NTT Investment Partners, Inc.	Japan	100.0%
Other 676	Various	Various

*1	Percentage of equity held shown represents the equity held by NTT, directly or indirectly, in relation to each of the companies’ outstanding shares (excluding treasury stock). Percentages are rounded to the nearest tenth.
*2	NTT FANET SYSTEMS Corp. changed its name to NTT Com Solution & Engineering Corporation on November 1, 2011.
*3	D2 Communications Inc. changed its name to D2C Inc. on June 1, 2012.
*4	NTT DATA SYSTEMS CORPORATION merged with NTT DATA QUICK CORPORATION, and changed its name to NTT DATA BUSINESS SYSTEMS CORPORATION on April 1, 2011.
*5	Keane International, Inc. changed its name to NTT DATA International Services, Inc. on January 31, 2012.
*6	Keane, Inc. changed its name to NTT DATA, Inc. on January 31, 2012.
*7	Value Team S.p.A. changed its name to NTT DATA Italia S.p.A. on April 2, 2012.